Exhibit 10.4
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”), executed on September 30, 2025, amends the Employment Agreement (“Agreement”), executed on April 25, 2024, by and between IPG Photonics Corporation, a Delaware corporation having its principal executive office at 377 Simarano Drive, Marlborough, MA 01752 (the “Corporation”), and Mark Gitin (“Executive”). The Corporation and Executive are referred to jointly below as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Parties previously entered into the Agreement;

WHEREAS, the Agreement provides beginning with calendar year 2025, 80% of Executive’s annual cash bonus under the Corporation’s Senior Executive Annual Incentive Plan shall be based on financial measures approved by the Board and 20% shall be based on Executive’s personal performance during such year;

WHEREAS, the Compensation Committee of the Board and Executive desire the ability allocate performance metrics under the Senior Executive Annual Incentive Plan to support the Corporation’s strategic objectives and reflect Executive’s contributions to financial and operational performance; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the employment of Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 3(ii) of the Agreement is hereby amended by deleting the fifth sentence.

Except as amended herein, all other terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be duly executed as of the date set forth above.
IPG PHOTONICS CORPORATION

By: /s/ John Peeler                    /s/ Mark M. Gitin
John Peeler                    Mark M. Gitin
Chair, Board of Directors